Exhibit 23.2




          INDEPENDENT AUDITORS' CONSENT

          To the Board of Directors and Stockholders of Grand Court Lifestyles, Inc.
          Boca Raton, Florida

          We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-05955) of Grand Court Lifestyles, Inc. on Form S-1 of our report dated April 28, 1997, appearing in the Prospectus, which is part of this Post-Effective Amendment No. 1 to the Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

	   /s/ Deloitte & Touche LLP

          DELOITTE & TOUCHE LLP
          New York, New York
          May 15, 1997